Exhibit 99.1
BOB EVANS REPORTS FISCAL 2011 FULL-YEAR AND FOURTH-QUARTER RESULTS; PROVIDES FY 2012 OUTLOOK
Company announces reported 4Q 2011 consolidated operating income of $27.8 million; achieves adjusted consolidated operating income guidance for FY 2011
Same-store sales turn positive at Bob Evans Restaurants
Company introduces annual earnings growth target of approximately 7 to 10 percent over next five years; sets fiscal year 2012 EPS guidance at $2.36 to $2.44
Company plans to build six new Bob Evans Restaurants and expand remodel program to 56 additional restaurants in fiscal year 2012, including a total of 44 in Detroit and Toledo
COLUMBUS, Ohio – June 7, 2011 – Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced its financial results for the fiscal 2011 fourth quarter and full year ended Friday, April 29, 2011.
Fiscal 2011 commentary
Chairman and Chief Executive Officer Steve Davis said the Company met its fiscal 2011 adjusted operating income guidance, despite challenging conditions in both the restaurant and food products segments throughout the year.
“As expected, both of our restaurant concepts demonstrated sequential quarterly same-store sales improvement throughout the year, including our first positive quarter of same-store sales in two-and-a-half years at Bob Evans Restaurants,” Davis said. “We also optimized our portfolio of restaurants by closing several underperforming stores, which we expect will improve our long-term profitability.
“Despite a 35.5 percent year-over-year increase in sow costs, we also generated a 170-basis point improvement in the food products segment’s adjusted operating margins, from 6.4 percent in fiscal 2010 to 8.1 percent in fiscal 2011, due to better management of sales promotions and cost-reduction initiatives implemented during the year.”
Fiscal 2011 consolidated results
The Company reported consolidated operating income of $88.5 million, or 5.3 percent of net sales, in fiscal 2011. The full-year results include the negative net pretax impact of $19.4 million from the following items:
•	A total of $15.0 million in restaurant-segment fixed-asset impairment charges in the second and fourth quarters, primarily related to a total of eight underperforming Mimi’s Café restaurants and various other properties. These noncash charges affected the selling, general and administrative expense (“SG&A”) line of the restaurant segment’s income statement.

•	$2.8 million in restructuring charges related to lean manufacturing productivity initiatives in the food products segment during the second quarter, including the discontinuation of fresh sausage operations at two facilities. These charges affected the “SG&A” line of the food products segment’s income statement.
•	A total of $1.6 million in retirement and severance charges during the second, third and fourth quarters. These charges affected the “SG&A” line of the restaurant and food products segments’ income statements.
Excluding the $19.4 million negative net impact of these charges, the Company’s fiscal 2011 reported consolidated operating income of $88.5 million would have been approximately $107.9 million, or 6.4 percent of net sales.
The Company reported consolidated operating income of $106.4 million, or 6.2 percent of net sales, in fiscal 2010.
The full-year fiscal 2010 results include the $8.0 million negative net pretax impact of:
•	A total of $6.2 million in noncash fixed-asset impairment charges in the second and fourth quarters for four underperforming Bob Evans restaurants and various other properties. These charges affected the “SG&A” line of the restaurant segment’s income statement.
•	A total of $1.8 million in cash charges in the second, third and fourth quarters for severance payments and retirement costs. These charges affected the “SG&A” line of the restaurant and food products segments’ income statements.
The full-year fiscal 2010 results also include the $10.8 positive net pretax impact of:
•	A 53rd week of operations, which contributed an incremental $31.3 million in net sales and $6.9 million in operating income. This variance affects the net sales line, as well as all cost comparisons to fiscal 2010 as a percentage of sales.
•	A total of $2.5 million in life insurance proceeds in the second and third quarters. This affected the “SG&A” line of the restaurant segment’s income statement.
•	A $1.4 million gain on the sale of an asset in the fourth quarter. This affected the “SG&A” line of the food products segment’s income statement.
Excluding this positive total net pretax impact of $2.8 million, the Company’s fiscal 2010 reported operating income of $106.4 million would have been approximately $103.7 million, or 6.1 percent of net sales.
See “Disclosure regarding non-GAAP financial measures” below for a reconciliation of all non-GAAP measures used in this release.

Fiscal 2011 consolidated income statement summary
Below is a summary of the Company’s consolidated fiscal 2011 income statement. The impact of the 53rd week in fiscal 2010 affects the net sales line, as well as all cost comparisons to fiscal 2010 as a percentage of sales.
•	Net sales – Consolidated net sales were $1.68 billion in fiscal 2011, a 2.9 percent decrease compared to $1.73 billion in fiscal 2010. This decrease was the result of one fewer week of operations in fiscal 2011 and same-store sales declines at Bob Evans Restaurants and Mimi’s Café. Partly offsetting the restaurant segment sales decline was a net sales increase in the food products segment.

	SSS Restaurants	Feb.	March	April	4Q FY ’11	FY 2011
Bob Evans	556	3.2%	-0.9%	1.3%	1.2%	-1.0%
Mimi’s Café	131	-1.3%	-2.0%	-0.8%	-1.3%	-4.5%
COMBINED	687	1.9%	-1.2%	0.7%	0.5%	-2.0%
Favorable weather comparisons benefited the February same-store sales results.
•	Cost of sales – Consolidated cost of sales was $509.8 million, or 30.4 percent of net sales, in fiscal 2011, compared to $516.7 million, or 29.9 percent of net sales, in fiscal 2010. The cost increase as a percentage of net sales was the result of higher commodity costs in the restaurant segment, as well as a 35.5 percent year-over-year increase in sow costs, which averaged $57.17 per hundredweight in fiscal 2011, compared to $42.18 in fiscal 2010. The year-over-year rise in commodities and sow costs resulted in a total increase of approximately $30 million in consolidated cost of sales compared to fiscal 2010.
•	Operating wages – Consolidated operating wages were $559.2 million, or 33.3 percent of net sales, in fiscal 2011, compared to $599.7 million, or 34.7 percent of net sales, in fiscal 2010. The improvement resulted from labor productivity initiatives and a reduction in health insurance costs in the restaurant segment, as well as the benefit of lean manufacturing productivity initiatives in the food products segment. Partly offsetting these benefits was negative leverage due to lower net sales in the restaurant segment.
•	Other operating expenses – Consolidated other operating expenses were $270.7 million, or 16.1 percent of net sales, in fiscal 2011, compared to $276.5 million, or 16.0 percent of net sales, in fiscal 2010. The cost increase as a percentage of sales resulted primarily from higher advertising expense and fees from increased gift-card activity and credit-card usage, as well as negative leverage due to sales declines in the restaurant segment. Partly offsetting these factors were cost savings from manufacturing efficiencies in the food products segment.
•	SG&A – Consolidated SG&A expenses were $165.5 million, or 9.9 percent of net sales, in fiscal 2011, compared to $143.6 million, or 8.3 percent of net sales, in fiscal 2010. The cost increase resulted primarily from the net unfavorable variance of $15.3 million from the following items affecting year-over-year comparability:
The fiscal 2011 SG&A results include a $19.4 million total negative impact from:
•	A total of $15.0 million in restaurant-segment noncash fixed-asset impairment charges in the second and fourth quarters, primarily related to eight underperforming Mimi’s Café restaurants and various other properties.
•	$2.8 million in restructuring charges related to lean manufacturing productivity initiatives, primarily for severance payments and impairment charges, in the food products segment during the second quarter, including the discontinuation of fresh sausage operations at two manufacturing facilities.

•	A total of $1.6 million in retirement and severance charges during the second, third and fourth quarters, primarily in the restaurant segment.
The fiscal 2010 SG&A results include a $4.1 million total negative net impact from:
•	A total of $6.2 million in pretax noncash fixed-asset impairment charges in the second and fourth quarters for four underperforming Bob Evans restaurants and various other properties.
•	A total of $1.8 million in pretax cash charges in the second, third and fourth quarters for severance payments and retirement costs in the restaurant and food products segments.
•	$2.5 million in life insurance proceeds in the restaurant segment’s second and third quarters.
•	$1.4 million in gains on the sale of an asset during the fourth quarter in the food products segment.
In addition to this unfavorable $15.3 million variance, the increase in SG&A expense is due to higher administrative salary expenses, higher year-over-year consulting costs related to lean manufacturing productivity initiatives in the food products segment and negative leverage due to sales declines in the restaurant segment.
•	Net interest expense – The Company’s net interest expense was $8.9 million in fiscal 2011 compared to $10.1 million in fiscal 2010. The decrease was the result of lower average borrowings in fiscal 2011 compared to fiscal 2010. The Company reduced its total debt position by $40.9 million in fiscal 2011.
•	Income taxes – The Company’s effective tax rate for fiscal 2011 was 32.0 percent, compared to 27.0 percent in fiscal 2010. The lower effective tax rate in fiscal 2010 reflects settlements with certain state taxing authorities, as well as the reduction in operating income resulting from impairment and certain other charges, last year.
•	Diluted weighted-average shares outstanding – The Company’s diluted weighted-average share count was 30.4 million in fiscal 2011, compared to 30.9 million in fiscal 2010. The Company repurchased 682,835 shares for a total of $19.0 million in fiscal 2011.
Fiscal 2011 restaurant segment summary
The restaurant segment reported fiscal 2011 operating income of $65.8 million, or 4.8 percent of net sales. The following pretax items affected the “SG&A” line of the restaurant segment’s income statement:
•	A total of $15.0 million in noncash fixed-asset impairment charges in the second and fourth quarters, primarily for a total of eight underperforming Mimi’s Café restaurants and various other properties.
•	A total of $1.4 million in retirement and severance charges during the second, third and fourth quarters.

Excluding this negative net pretax impact of $16.4 million, the restaurant segment’s reported fiscal 2011 operating income of $65.8 million would have been $82.2 million, or 6.1 percent of net sales.
The restaurant segment reported fiscal 2010 operating income of $85.1 million, or 6.0 percent of net sales. The following items affected the restaurant segment’s reported fiscal 2010 results:
•	The benefit of a 53rd operating week, which contributed an incremental $25.8 million in sales and $5.7 million in operating income.
•	A total of $6.2 million in noncash fixed-asset impairment charges during the second and fourth quarters for four underperforming Bob Evans restaurants and various other properties. This affected the “SG&A” line of the restaurant segment’s income statement.
•	$0.8 million in cash charges for severance payments and retirement costs during the second quarter. This affected the “SG&A” line of the restaurant segment’s income statement.
•	A total of $2.5 million in life insurance proceeds in the second and third quarters. This affected the “SG&A” line of the restaurant segment’s income statement.
Excluding this net positive impact of $1.2 million, the restaurant segment’s reported fiscal 2010 operating income of $85.1 million would have been $83.9 million, or 6.1 percent of net sales.
A summary of the restaurant segment’s fiscal 2011 income statement follows below. The impact of the 53rd week in fiscal 2010 affects the net sales line, as well as all cost comparisons to fiscal 2010 as a percentage of sales.
Net sales – The restaurant segment reported net sales of $1.36 billion in fiscal 2011, a 3.8 percent decrease compared to $1.41 billion in fiscal 2010. Same-store sales at Bob Evans Restaurants decreased 1.0 percent in fiscal 2011, with average menu prices up 1.7 percent. At Mimi’s Café, same-store sales decreased 4.5 percent, with average menu prices up 2.9 percent.
During fiscal 2011, the Company:
•	Opened two new Bob Evans restaurants.
•	Rebuilt two Bob Evans restaurants.
•	Remodeled 33 Bob Evans restaurants.
•	Remodeled three Mimi’s Café restaurants.
•	Closed eight Bob Evans restaurants.
•	Closed one Mimi’s Café restaurant.
Cost of sales – The restaurant segment’s cost of sales was 24.7 percent of net sales in fiscal 2011 compared to 24.2 percent of net sales in fiscal 2010. This increase resulted from higher commodity costs, partially offset by effective supply chain management and the implementation of actual-versus-theoretical food cost programs at both restaurant concepts. The year-over-year rise in commodities resulted in an increase of about $14 million in cost of sales for the restaurant segment compared to fiscal 2010.

Operating wages – The restaurant segment’s cost of labor in fiscal 2011 was 38.8 percent of net sales compared to 39.8 percent of net sales in fiscal 2010. The improvement resulted from labor productivity initiatives and a reduction in health insurance costs, partly offset by negative leverage due to a decline in same-store sales.
Other operating expenses – The restaurant segment’s other operating expenses in fiscal 2011 were 18.8 percent of net sales, compared to 18.4 percent of net sales in fiscal 2010. This increase resulted from negative leverage due to sales declines and increased advertising expense, as well as higher fees from increased gift-card activity and credit-card usage.
SG&A – The restaurant segment’s SG&A expenses in fiscal 2011 were 7.5 percent of net sales, compared to 6.3 percent of net sales in fiscal 2010. The cost increase resulted primarily from an unfavorable $11.9 million variance from the items affecting year-over-year comparability in fiscal 2011 and fiscal 2010 as noted below, along with negative leverage from sales declines and higher administrative salary expense.
The fiscal 2011 results include the $16.4 million negative impact of the following items:
•	A total of $15.0 million in noncash fixed-asset impairment charges during the second and fourth quarters, primarily related to eight underperforming Mimi’s Café restaurants.
•	A total of $1.4 million in retirement and severance charges during the second, third and fourth quarters.
The fiscal 2010 results include the $4.5 million negative net impact of these items:
•	A total of $6.2 million in noncash fixed-asset impairment charges during the second and fourth quarters for four underperforming Bob Evans restaurants and various other properties.
•	$0.8 million in cash charges for severance payments and retirement costs during the second quarter.
•	A total of $2.5 million in life insurance proceeds in the second and third quarters.
Fiscal 2011 food products segment summary
Reported operating income for the food products segment was $22.8 million, or 7.1 percent of net sales, in fiscal 2011. The fiscal 2011 results include:
•	$2.8 million in restructuring charges related to lean manufacturing productivity initiatives during the second quarter.
•	$0.2 million in severance and retirement costs during the fourth quarter.
Excluding the $3.0 million in charges, the food products segment’s reported fiscal 2011 reported operating income of $22.8 million would have been $25.8 million, or 8.1 percent of net sales.
Reported operating income for the food products segment was $21.3 million, or 6.7 percent of net sales, in fiscal 2010. The fiscal 2010 results include:
•	The benefit of a 53rd week, which contributed an incremental $5.5 million in net sales and $1.2 million in operating income.

•	$1.0 million in pretax cash charges for severance and retirement costs.
•	$1.4 million pretax gain on the sale of an asset.
Excluding this net positive impact of $1.5 million, the food products segment’s reported fiscal 2010 operating income of $21.3 million would have been approximately $19.7 million, or 6.4 percent of net sales.
The operating income improvement in fiscal 2011 is due primarily to a significant year-over-year decrease in promotional expenses and cost reductions resulting from the Company’s lean manufacturing productivity initiatives, partly offset by higher sow costs. The lean manufacturing productivity initiatives included the discontinuation of the Company’s fresh sausage operations at its Galva, Ill., and Bidwell, Ohio, facilities in the second quarter of fiscal 2011.
A summary of the food products segment’s fiscal 2011 income statement follows below. The impact of the 53rd week in fiscal 2010 affects the net sales line, as well as all cost comparisons to fiscal 2010 as a percentage of sales.
Net sales – The food products segment’s net sales were $320.0 million in fiscal 2011, up 1.3 percent compared to $315.7 million in fiscal 2010. Comparable pounds sold decreased 8 percent compared to fiscal 2010. More than offsetting the impact of the decrease in comparable pounds sold was a $30.7 million, or 43.4 percent, year-over-year decrease in promotional discounts provided to retailers, along with increased authorizations of new products in key national accounts. (Promotional discounts and other selling allowances affect the income statement as a reduction to the net sales line.) Also contributing to the year-over-year sales increase was a pricing increase implemented at the end of the first quarter.
Cost of sales – The food products segment’s cost of sales was 54.7 percent of net sales in fiscal 2011 compared to 55.4 percent of net sales in fiscal 2010. The improvement was due to significantly higher net selling prices per pound sold, partly offset by a 35.5 percent year-over-year increase in sow costs, which averaged $57.17 per hundredweight in fiscal 2011 compared to $42.18 in fiscal 2010. The year-over-year rise in sow costs resulted in an increase of about $16 million in cost of sales for the food products segment compared to fiscal 2010.
Operating wages – The food products segment’s cost of labor was 10.2 percent of net sales in fiscal 2011 compared to 12.2 percent of net sales in fiscal 2010. The improvement was due to significantly higher net selling prices per pound sold and cost reductions related to the Company’s lean manufacturing productivity initiatives.
Other operating expenses – The food products segment’s other operating expenses were 5.1 percent of net sales in fiscal 2011 compared to 5.3 percent of net sales in fiscal 2010. The improvement was due to significantly higher net selling prices per pound sold and efficiencies from the Company’s lean manufacturing productivity initiatives, as well as lower repair and maintenance expenses.

SG&A – The food products segment’s SG&A expenses were 19.7 percent of net sales in fiscal 2011, compared to 17.4 percent of net sales in fiscal 2010. The cost increase was due primarily to the $3.4 million unfavorable variance from the items affecting year-over-year comparability, as detailed below.
The fiscal 2011 SG&A results include a $3.0 million total negative impact from:
•	$2.8 million in restructuring charges related to lean manufacturing productivity initiatives, primarily for severance payments and impairment charges, in the food products segment during the second quarter, including the discontinuation of fresh sausage operations at two manufacturing facilities.
•	$0.2 million in retirement and severance charges during the fourth quarter
The fiscal 2010 SG&A results include a $0.4 million net positive impact from:
•	A total of $1.0 million in pretax cash charges in the second, third and fourth quarters for severance payments and retirement costs.
•	$1.4 million in gains on the sale of an asset during the fourth quarter.
The food products segment also recorded $3.4 million in consulting expenses related to lean manufacturing productivity initiatives during fiscal 2011, a $2.4 million increase compared to fiscal 2010.
Partly offsetting the negative variances in fiscal 2011 was the benefit of significantly higher net selling prices per pound sold.
Fourth-quarter fiscal 2011 commentary
Davis said the Company’s fourth-quarter results reflect same-store sales momentum in the restaurant segment and significant operating improvements in food products.
“Same-store sales at Bob Evans Restaurants turned positive for the first time in 10 quarters, and our comps continue to show sequential improvement at Mimi’s Café,” Davis said. “In our food products segment, our lean manufacturing productivity initiatives, better management of sales promotions and a significant increase in the number of new-item authorizations by retailers helped us generate improved year-over-year results.”
Fourth-quarter fiscal 2011 consolidated results
The Company reported consolidated operating income of $27.8 million, or 6.6 percent of net sales, in the fourth quarter of fiscal 2011. The fourth-quarter results include the negative impact of $5.1 million from the following items:
•	$4.7 million in noncash restaurant-segment fixed-asset impairment charges, primarily for a total of three underperforming Mimi’s Café restaurants and various other properties. These charges affected the “SG&A” line of the restaurant segment’s income statement.
•	$0.4 million in retirement and severance charges. These charges affected the “SG&A” line of the restaurant and food products segments’ income statements.

Excluding this negative total net impact of $5.1 million, the Company’s fourth-quarter fiscal 2011 reported operating income of $27.8 million would have been approximately $32.9 million, or 7.9 percent of net sales.
The Company reported consolidated operating income of $28.0 million, or 6.3 percent of net sales, in the fourth quarter of fiscal 2010. The fourth-quarter results include:
•	A 53rd week of operations, which contributed an incremental $31.3 million in net sales and $6.9 million in operating income. This variance affects the net sales line, as well as all cost comparisons to fiscal 2010 as a percentage of sales.
•	$4.7 million in noncash pretax restaurant-segment fixed-asset impairment charges, primarily for four underperforming Bob Evans restaurants and various other properties. These charges affected the “SG&A” line of the restaurant segment’s income statement.
•	$1.3 million in pretax cash charges for severance payments and retirement costs. These charges affected the “SG&A” line of the restaurant and food products segments’ income statements.
•	$1.4 million in pretax gains on the sale of an asset. This affected the “SG&A” line of the food products segment’s income statement.
Excluding this positive net pretax impact of $2.2 million, the Company’s reported fourth-quarter fiscal 2010 operating income of $28.0 million would have been approximately $25.7 million, or 6.8 percent of net sales.
Fourth-quarter fiscal 2011 consolidated income statement summary
Below is a summary of the Company’s consolidated fourth-quarter fiscal 2011 income statement. The impact of the 53rd week in fiscal 2010 affects the net sales line, as well as all cost comparisons to fiscal 2010 as a percentage of sales.
•	Net sales – Consolidated net sales were $418.7 million in the fourth quarter of fiscal 2011, a 5.4 percent decrease compared to $442.7 million in the fourth quarter of fiscal 2010. The decrease was the result of one fewer week of operations. Excluding the 53rd week in fiscal 2010, both segments generated positive sales in the quarter.
•	Cost of sales – Consolidated cost of sales was $128.5 million, or 30.7 percent of net sales, in the fourth quarter of fiscal 2011, compared to $133.6 million, or 30.2 percent of net sales, in the fourth quarter of fiscal 2010. The cost increase was the result of higher commodity costs in the restaurant segment, as well as a 5.6 percent year-over-year increase in sow costs, which averaged $59.05 per hundredweight in the fourth quarter of fiscal 2011, compared to $55.91 in fiscal 2010. The year-over-year rise in commodities and sow costs resulted in a total increase of about $7 million in consolidated cost of sales during the fourth quarter of fiscal 2011 compared to the fourth quarter of fiscal 2010.
•	Operating wages – Consolidated operating wages were $133.7 million, or 31.9 percent of net sales, in the fourth quarter fiscal 2011, compared to $152.1 million, or 34.3 percent of net sales, in the fourth quarter of fiscal 2010. The improvement resulted from labor productivity initiatives and lower health insurance costs in the restaurant segment, as well as lean manufacturing productivity initiatives implemented earlier in the year in the food products segment. Partly offsetting these benefits was negative leverage due to lower sales in the restaurant segment.

•	Other operating expenses – Consolidated other operating expenses were $65.1 million, or 15.6 percent of net sales, in the fourth quarter of fiscal 2011, compared to $68.3 million, or 15.5 percent of net sales, in the fourth quarter of fiscal 2010. The cost increase as a percentage of sales resulted primarily from negative leverage due to sales declines in the restaurant segment. Partly offsetting this were manufacturing efficiencies in the food products segment and lower pre-opening expenses in the restaurant segment.
•	SG&A – Consolidated SG&A expenses were $42.8 million, or 10.2 percent of net sales, in the fourth quarter of fiscal 2011, compared to $39.4 million, or 8.9 percent of net sales, in the fourth quarter of fiscal 2010. The cost increase resulted from higher administrative salary expenses and higher consulting costs related to lean manufacturing productivity initiatives in the food products segment, as well as negative leverage due to sales declines in the restaurant segment.
The fiscal 2011 fourth-quarter consolidated SG&A results include the negative impact of $5.1 million from the following pretax items:
•	$4.7 million in noncash restaurant-segment fixed-asset impairment charges, primarily for a total of three underperforming Mimi’s Café restaurants and various other properties.
•	$0.4 million in retirement and severance charges in both segments.
The fiscal 2010 fourth-quarter consolidated SG&A results include the negative impact of $4.6 million from the following pretax items:
•	$4.7 million in noncash fixed-asset impairment charges for four underperforming Bob Evans restaurants and various other properties.
•	$1.3 million in cash charges for severance payments and retirement costs in the restaurant and food products segments.
•	$1.4 million in gains on the sale of an asset in the food products segment.
The $0.5 million negative variance from the aforementioned items also contributed to the year-over-year cost increase in consolidated SG&A.
•	Net interest expense – The Company’s net interest expense was $2.1 million in the fourth quarter of fiscal 2011 compared to $2.3 million in the fourth quarter of fiscal 2010. The decrease was the result of lower average borrowings in the fourth quarter of fiscal 2011 compared to the fourth quarter of fiscal 2010. The Company did not increase or reduce its total debt in the fourth quarter of fiscal 2011.
•	Income taxes – The Company’s effective tax rate in the fourth quarter of fiscal 2011 was 28.7 percent, compared to 19.1 percent in the fourth quarter of fiscal 2010. The lower effective tax rate in fiscal 2010 reflects the impact of settlements with certain state taxing authorities.

•	Diluted weighted-average shares outstanding – The Company’s diluted weighted-average share count was 30.4 million in the fourth quarter of fiscal 2011, compared to 30.6 million in the fourth quarter of fiscal 2010. The Company repurchased 127,635 shares for $3.9 million in the fourth quarter of fiscal 2011.
Fourth-quarter fiscal 2011 restaurant segment summary
The restaurant segment reported fiscal 2011 fourth-quarter operating income of $20.5 million, or 6.1 percent of net sales.
The following items affected the restaurant segment’s fourth-quarter fiscal 2011 results:
•	$4.7 million in noncash fixed-asset impairment charges, primarily for three underperforming Mimi’s Café restaurants.
•	$0.2 million in retirement and severance charges.
Excluding this negative net pretax impact of $4.8 million, the restaurant segment’s reported fourth-quarter fiscal 2011 operating income of $20.5 million would have been $25.3 million, or 7.5 percent of net sales.
The restaurant segment reported fiscal 2010 fourth-quarter operating income of $23.5 million, or 6.5 percent of net sales.
The following items affected the restaurant segment’s fourth-quarter fiscal 2010 results:
•	The benefit of a 53rd operating week, which contributed an incremental $25.8 million in sales and $5.7 million in operating income.
•	$4.7 million in noncash fixed-asset impairment charges for four underperforming Bob Evans restaurants and various other properties.
•	$0.6 million in cash charges for severance payments and retirement costs.
Excluding this positive net pretax benefit of $0.4 million, the restaurant segment’s reported fiscal 2010 fourth-quarter operating income of $23.5 million would have been $23.1 million, or 6.9 percent of net sales.
A summary of the restaurant segment’s fourth-quarter fiscal 2011 income statement follows below. The impact of the 53rd week in fiscal 2010 affects the net sales line, as well as all cost comparisons to fiscal 2010 as a percentage of sales.
Net sales – The restaurant segment reported net sales of $338.1 million, a 6.8 percent decrease compared to $362.9 million in the fourth quarter of fiscal 2010. The decrease resulted from one fewer week of operations in fiscal 2011. Excluding the extra week of operations, restaurant segment sales increased slightly in the fiscal 2011 fourth quarter.
Same-store sales at Bob Evans Restaurants increased 1.2 percent in the fourth quarter of fiscal 2011, with average menu prices up 1.0 percent. At Mimi’s Café, same-store sales decreased 1.3 percent, with average menu prices up 4.5 percent.
During the fourth quarter of fiscal 2011, the Company:
•	Opened two Bob Evans restaurants.
•	Rebuilt one Bob Evans restaurant.

•	Remodeled 17 Bob Evans restaurants.
•	Remodeled one Mimi’s Café restaurant.
•	Closed eight Bob Evans restaurants.
Cost of sales – The restaurant segment’s cost of sales was 25.0 percent of net sales in the fourth quarter of fiscal 2011, compared to 23.6 percent in the fourth quarter of fiscal 2010. The increase resulted from higher commodity costs, partly offset by the benefit of actual-versus-theoretical food cost programs implemented at both restaurant concepts. The year-over-year rise in commodities resulted in an increase of about $6 million in cost of sales for the restaurant segment compared to the fourth quarter of fiscal 2010.
Operating wages – The restaurant segment’s cost of labor was 37.6 percent of net sales in the fourth quarter of fiscal 2011, compared to 39.6 percent in the fourth quarter of fiscal 2010. The improvement resulted from labor productivity initiatives and a reduction in health insurance costs.
Other operating expenses – The restaurant segment’s other operating expenses were 17.9 percent of net sales in the fourth quarter of fiscal 2011, compared to 17.8 percent of net sales in the fourth quarter of fiscal 2010. This increase resulted from negative leverage due to sales declines and increased advertising expense, as well as higher fees from increased gift-card activity and credit-card usage.
SG&A – The restaurant segment’s SG&A expenses were 8.0 percent of net sales in the fourth quarter of fiscal 2011, compared to 7.4 percent in the fourth quarter of fiscal 2010. The increase is due to the impact of negative leverage from sales declines, as well as higher administrative salary expense and retirement costs. The restaurant segment’s fiscal 2011 fourth-quarter SG&A results include the negative impact of $4.9 million from the following pretax items:
•	$4.7 million in noncash fixed-asset impairment charges, primarily for three underperforming Mimi’s Café restaurants and various other properties.
•	$0.2 million in cash charges for severance payments and retirement costs.
The restaurant segment’s fiscal 2010 fourth-quarter SG&A results include the negative impact of $5.3 million from the following pretax items:
•	$4.7 million in noncash fixed-asset impairment charges for four underperforming Bob Evans restaurants and various other properties.
•	$0.6 million in cash charges for severance payments and retirement costs.
The $0.4 million favorable net impact of the aforementioned items partly offset the year-over-year increase in the restaurant segment’s SG&A expenses.
Fourth-quarter fiscal 2011 food products segment
Reported operating income for the food products segment was $7.3 million, or 9.1 percent of net sales, in the fourth quarter of fiscal 2011. The fourth-quarter fiscal 2011 results include $0.2 million in severance and retirement costs. Excluding the $0.2 million in charges, the food products segment’s reported fourth-quarter fiscal 2011 operating income of $7.3 million would have been $7.5 million, or 9.4 percent of net sales.

Reported operating income for the food products segment was $4.4 million, or 5.6 percent of net sales, in the fourth quarter of fiscal 2010. The fourth-quarter fiscal 2010 results include the impact of:
•	The benefit of a 53rd week, which contributed an incremental $5.5 million in net sales and $1.2 million in operating income.
•	$0.7 million in pretax cash charges for severance and retirement costs.
•	$1.4 million in pretax gains on the sale of an asset.
Excluding this net pretax benefit of $1.8 million, the food products segment’s reported fourth-quarter fiscal 2010 operating income of $4.4 million would have been $2.6 million, or 3.5 percent of net sales.
The operating income improvement is due primarily to a significant decrease in promotional expenses and year-over-year reductions in operating wages and other operating expenses resulting from the Company’s lean manufacturing productivity initiatives. The lean manufacturing productivity initiatives resulted in the discontinuation of the Company’s fresh sausage operations at its Galva, Ill., and Bidwell, Ohio facilities, in the second quarter of fiscal 2011.
A summary of the food products segment’s fourth-quarter fiscal 2011 income statement appears below. The impact of the 53rd week in fiscal 2010 affects the net sales line, as well as all cost comparisons to fiscal 2010 as a percentage of sales.
Net sales – The food products segment’s fourth-quarter fiscal 2011 net sales were $80.6 million, up 1.0 percent compared to $79.8 million in the fourth quarter of fiscal 2010. Comparable pounds sold decreased 6 percent compared to the fourth quarter of fiscal 2010. More than offsetting the impact of the decrease in comparable pounds sold was a $6.4 million, or 41.2 percent, year-over-year decrease in promotional discounts provided to retailers, along with increased authorizations of new products in key national accounts. (Promotional discounts and other selling allowances affect the income statement as a reduction to the net sales line.)
Cost of sales – The food products segment’s fourth-quarter fiscal 2011 cost of sales was 54.6 percent of net sales compared to 60.0 percent of net sales in the fourth quarter of fiscal 2010. The improvement was due to higher net selling prices per pound sold, partly offset by a 5.6 percent year-over-year increase in sow costs, which averaged $59.05 per hundredweight compared to $55.91 a year ago. The year-over-year rise in sow costs resulted in an increase of about $1 million in cost of sales for the food products segment compared to the fourth quarter of fiscal 2010.
Operating wages – The food products segment’s fourth-quarter fiscal 2011 cost of labor was 8.1 percent of net sales compared to 10.5 percent of net sales in the fourth quarter of fiscal 2010. The improvement was due primarily to higher net selling prices per pound sold and cost reductions related to the Company’s lean manufacturing productivity initiatives.

Other operating expenses – The food products segment’s other operating expenses were 5.6 percent of net sales in the fourth quarter of fiscal 2011 compared to 4.9 percent of net sales in the fourth quarter of fiscal 2010. The cost increase was due to higher tax accruals, higher insurance expense and higher third-party distribution costs, partly offset by the Company’s lean manufacturing initiatives and higher net selling prices per pound.
SG&A – The food products segment’s SG&A expenses were 19.5 percent of net sales in the fourth quarter of fiscal 2011 compared to 15.8 percent of net sales in the fourth quarter of fiscal 2010. The cost increase resulted from:
•	A $1.6 million total negative variance from the following items affecting year-over-year comparability:
•	Retirement costs and severance expense of $0.2 million in the fourth quarter of fiscal 2011.
•	A $1.4 million gain on the sale of an asset in the fourth quarter of fiscal 2010.
•	A total of $1.4 million in consulting expenses related to lean manufacturing productivity initiatives in the fourth quarter of fiscal 2011, which represents a $1.0 million increase compared to the fourth quarter of fiscal 2010.

•	Higher administrative salary expense in fiscal 2011.
Partly offsetting these negative variances was the benefit of slightly higher net selling prices per pound sold in the fourth quarter of fiscal 2011.
Fiscal year 2012 and longer-term outlook
The Company expects earnings per share of approximately $2.36 to $2.44 in fiscal 2012. The Company also estimates its average annual earnings growth rate will be in the range of approximately 7 to 10 percent over the next five years.
This outlook relies on a number of important assumptions, including the risk factors discussed in the Company’s securities filings.
“As we look toward fiscal 2012, we expect to encounter challenging headwinds in the form of rising commodities, higher gas prices and an overall challenging consumer environment,” Davis said. “However, we believe our anticipated top-line growth, supply-chain management and recently implemented actual-versus-theoretical food cost program will help us achieve results in line with our long-term guidance.”
Particular assumptions for the Company’s full-year outlook include the following:
Consolidated company highlights
•	Net sales – approximately $1.7 billion.
•	Depreciation and amortization – approximately $80 to $90 million.
•	Net interest expense – approximately $8.5 to $9.5 million.
•	Effective tax rate – approximately 34 percent.
•	Diluted weighted-average share count – approximately 30.4 million.

The Company expects its share repurchase efforts during fiscal 2012 to offset the dilutive impact from equity compensation.
•	Capital expenditures – approximately $70 to $80 million.
This estimate includes a total of approximately $25 million for new restaurant development and remodels during fiscal 2012. Contemplated in this amount is $13 million for 56 total remodels, including approximately $10 million for 44 restaurants in the Detroit and Toledo markets.
Restaurant segment highlights
•	Restaurant segment operating margins – 6 to 7 percent.
•	Bob Evans Restaurants – Full-year same-store sales increases between 0.5 and 1.5 percent, supported by increased year-over-year advertising support. In fiscal 2012, the Company plans to build six new Bob Evans restaurants.
•	Mimi’s Café – Full-year same-store sales in the flat to positive 1.0 percent range. The Company does not plan to build any new Mimi’s Cafe restaurants.
•	Restaurant segment cost of sales – Commodity inflation of 5.5 to 6.0 percent, partly offset by moderate price increases and menu management. Some of the categories expected to drive the cost increase are oil-based products, eggs, dairy, poultry, beef, beverages and bakery.
The Company also expects approximately $2 million in higher year-over-year restaurant remodel expenses, due to the higher number of planned remodels relative to fiscal 2011. The Company expects to record the majority of this incremental impact in the second quarter, as opposed to the second half of the year in fiscal 2011.
Food products segment highlights
•	Food products segment operating margins – 7 to 8 percent.
•	Food products segment net sales – Overall net sales of $330 million to $350 million, driven in part by distribution gains during fiscal 2011.
•	Food products segment cost of sales – Average sow costs of approximately $60 to $65 per hundredweight for the full year.
Company to host conference call on Wednesday, June 8, 2011
The Company will host a conference call to discuss its year-end results at 10 a.m. (ET) on Wednesday, June 8, 2011. The dial-in number is (800) 690-3108, access code 68606740. A replay will be available at (800) 642-1687, access code 68606740.
To access the simultaneous webcast, go to www.bobevans.com/ir. The archived webcast will also be available on the Web site.

About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans and Mimi’s Café brand names. At the end of the fourth fiscal quarter (April 29, 2011), Bob Evans owned and operated 563 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States, while Mimi’s Café owned and operated 145 casual restaurants located in 24 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2010, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the company are qualified by the cautionary statements in this section.
Contact:
David D. Poplar
Vice President, Investor Relations
(614) 492-4954

Consolidated Financial Results (unaudited)
(Thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	April 29, 2011	April 30, 2010	April 29, 2011	April 30, 2010

Net Sales
Restaurant Segment	$338,075	$362,855	$1,356,933	$1,411,092
Food Products Segment	80,625	79,799	319,973	315,712

Total	$418,700	$442,654	$1,676,906	$1,726,804

Operating Income
Restaurant Segment	$20,482	$23,539	$65,769	$85,144
Food Products Segment	7,328	4,436	22,771	21,270

Total	$27,810	$27,975	$88,540	$106,414

Net Interest Expense	$2,067	$2,300	$8,867	$10,088

Income Before Income Taxes	$25,743	$25,675	$79,673	$96,326

Provisions for Income Taxes	$7,385	$4,911	$25,510	$25,998

Net Income	$18,358	$20,764	$54,163	$70,328

Earnings Per Share
Basic	$0.61	$0.68	$1.79	$2.29
Diluted	$0.60	$0.68	$1.78	$2.28

Average Shares Outstanding
Basic	30,284	30,436	30,332	30,775
Diluted	30,392	30,566	30,422	30,890
Disclosure regarding non-GAAP financial measures
The Company uses adjusted operating income and adjusted operating margin as measures for comparing its performance to prior periods and competitors. The Company believes these measures are useful because they provide investors and other interested parties a means to evaluate the Company’s performance relative to its past performance, without regard to certain charges and gains. Adjusted operating income and adjusted operating margin are not recognized GAAP terms.

GAAP to Non-GAAP Reconciliation of Net Sales (unaudited)
(Thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	April 29, 2011	April 30, 2010	April 29, 2011	April 30, 2010

Net sales as reported:
Restaurant	$338,075	$362,855	$1,356,933	$1,411,092
Food Products	80,625	79,799	319,973	315,712

Total	418,700	442,654	1,676,906	1,726,804

Impact of 53rd week on net sales:
Restaurant		(25,794)		(25,794)
Food Products		(5,503)		(5,503)

Adjusted net sales on a 52 week basis:
Restaurant	338,075	337,061	1,356,933	1,385,298
Food Products	80,625	74,296	319,973	310,209

Total	418,700	411,357	1,676,906	1,695,507
GAAP to Non-GAAP Reconciliation of Operating Income (unaudited)
(Thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	April 29, 2011	April 30, 2010	April 29, 2011	April 30, 2010

Operating income as reported:
Restaurant	$20,482	$23,539	$65,769	$85,144
Food Products	7,328	4,436	22,771	21,270

Total	27,810	27,975	88,540	106,414

Adjustments:
Impairment — Restaurant	4,673	4,677	14,966	6,195
Severance — Restaurant	173	646	1,423	789
Severance — Food Products	222	691	222	996
Life insurance gains — Restaurant				(2,487)
Manufacturing Productivity Initiatives — Food Products			2,773
Gain on asset sale — Food Products		(1,362)		(1,362)

Adjusted operating income with FY 2010 on a 53 week basis:
Restaurant	25,328	28,862	82,158	89,641
Food Products	7,550	3,765	25,766	20,904

Total	32,878	32,627	107,924	110,545

Impact of 53rd week on operating income:
Restaurant		(5,736)		(5,736)
Food Products		(1,156)		(1,156)

Adjusted operating income on a 52 week basis:
Restaurant	25,328	23,126	82,158	83,905
Food Products	7,550	2,609	25,766	19,748

Total	32,878	25,735	107,924	103,653